Exhibit 99.1

KENAI
RESOURCES

Kenai Resources Ltd. 910, 885 Dunsmuir Street, Vancouver, BC, Canada V6C 1N5
T: 604 669-5753 | F: 604 688-9895 | www.kenairesources.com

September 8, 2009

THUNDER MOUNTAIN GOLD, INC.
1239 Parkview Drive
Elko, Nevada 89801

Re: **Letter of Intent for Merger of Thunder Mountain Resources, Inc. and Kenai Resources, Ltd.**

Attention: Jim Collord, President

Dear Jim:

This letter of intent ("**LOI**") sets out the proposed understanding of a transaction among Thunder Mountain Gold, Inc. a Nevada corporation ("**THMG**"), Thunder Mountain Resources Inc., a Nevada Corporation ("**THMR**"), and Kenai Resources Ltd., a British Columbia company ("**Kenai**"). The common shares of Kenai are listed on the TSX Venture Exchange (the "**TSXV**"). Kenai's significant assets consist of Quartz Mountain and Hope Butte mineral property interests in eastern Oregon. THMR's significant assets consist of mineral property interests, and the shares of its wholly owned subsidiary, South Mountain Mines, Inc. ("**SMMI**"). THMR is wholly owned by THMG, whose common shares trade on the OTC-BB. Kenai is not registered under the Securities Exchange Act of 1933.

The acceptance of this LOI will be followed by the negotiation of a definitive business combination agreement (the "**Definitive Agreement**") setting forth the detailed terms of an amalgamation. All documentation shall be in form and content satisfactory to each of Kenai and THMG.

1. Assuming the completion of the conditions set forth in paragraph 4 herein, it is the intent of THMG and Kenai Resources to enter into a business combination whereby:

   (i) Kenai, THMG, and THMR will undertake a business arrangement whereby Kenai will acquire THMR from THMG; in consideration for which Kenai will issue approximately 19,000,000 common shares of Kenai (the "Kenai Shares") to THMG;

   (ii) Kenai may provide THMG $200,000 in funding and THMG may obtain up to approximately $400,000 (less any placement or other fees) from warrant conversion;

(iii) Kenai Resources shareholders will hold approximately 13,050,000 (40%) common shares, and THMG shareholders will hold approximately 19,000,000 common, or approximately 60% post business transaction shares. Collectively the foregoing events are the "**Transaction**". The completion of the Transaction will result in the "Amalgamated Company" changing its name to "Thunder Mountain Resources, Ltd.", subject to regulatory approval.

Notwithstanding the preceding, the parties acknowledge that the final structure of the proposed Transaction and contemplated capital structure may be modified as necessary to address the tax effect, corporate and securities laws of the Transaction structure on each party and its shareholders.

2. Upon signing of this LOI, an Interim Management Committee will be formed to oversee progress on the Transaction, engage in interim period exploration and acquisition activities, and business development with third parties for possible financing or ventures. The Interim Management Committee will consist of an equal number of members nominated by each of Kenai and THMG.

   (a) The Interim Management Committee will review the due diligence efforts, and, if appropriate, develop a strategy for the acquisition of a Nevada Mine that is under current consideration by Kenai.

   (b) THMG/ THMR will continue current discussions with major producers on their potential participation in South Mountain, and other properties under their control. Any offer from third parties will be reviewed and approved or disapproved by the Interim Management Committee.

3. On closing of the Transaction (the "**Closing Date**"), the board of directors of the Amalgamated Company will consist of a reorganized board nominated by both THMG/THMR and Kenai to comply with TSXV regulations.

4. The Closing Date shall be as soon as practicable after:

   (i) Completion of mutual due diligence investigations, to be completed within 30 days following the date of this LOI;

   (ii) Execution of a Definitive Agreement;

   (iii) Satisfaction of all conditions to closing set forth in the Definitive Agreement; and

   (iv) Receipt of the required approvals under British Columbia and Nevada corporate law, the TSX Venture Exchange, and the U.S. Securities and Exchange Commission, but in no event later than April 30, 2010.

5. Within thirty (30) days of the date of this LOI, Kenai may, as determined by the Interim Management Committee, provide a Transactional Funding Tranche (estimated to be approximately $200,000 (USD) to THMG, such funding from proceeds of exercise of Kenai's currently outstanding warrants; and THMG will at the same time initiate warrant re-pricing in an attempt to convert some or all of the outstanding THMG warrants, in an effort to raise up to $400,000 (less placement and other fees). The money raised by both parties will be used for fees, costs and expenses of Kenai, THMG and THMR incurred in connection with the

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negotiation, execution of the Definitive Agreement, and completion of the Transaction, that are incurred on or before the Closing Date ("Transaction Fees"), including, but not limited to the filing, printing and mailing of any Proxy/Information Statement (including any SEC filing fees), counsel costs, fairness opinions, repayment of THMG short-term loans, and the continuation of normal business activities for the combined businesses.

(a) In the event that the Transaction is not completed due to failure to meet the conditions set forth in Paragraph 4, any funding provided by Kenai to THMG shall be considered as the paid funding of a joint venture by Kenai Resources on THMG/THMRs exploration and mining projects controlled on the date of this LOI, for a 10% participating ownership for the advance of the $200,000 (Transactional Funding Tranche) or a pro rata participating ownership for a lesser advance.

(b) As an alternative to the joint venture as in 5.a. above, by mutual agreement, THMG shall have the option to repay all or part of the Transactional Funding Tranche, plus interest at 10%, to Kenai within a period of six months following December 31st 2009.

6. After the execution of the Definitive Agreement, THMG will file a registration statement on Form S-4, F-4 or other applicable form, to register under U.S. securities laws, the outstanding shares of Common Stock of Kenai to be issued to THMG Shareholders. All parties will use their best efforts to cause such registration statement to become effective and current.

7. Upon the execution of this LOI, Kenai and THMG will work with Haywood Securities, or other sources of capital, to fund an amount deemed necessary by the Interim Management Committee for on-going exploration projects and any mining property acquisitions directed by the Interim Management Committee.

8. Kenai and THMG, from the date hereof until the Closing Date, covenant and agree to the following:

(a) Not to issue any new debt or equity or other securities, with exception of the conversion of existing derivative securities, or securities for purposes of funding the Transaction and associated fees, and other expenses as outlined in Item 5.

(b) Both Parties agree they will not enter into or pursue any arrangements or negotiations with any other party relative to the merger of THMR and/or THMG into any other party or any sale of assets or control relative to any extraordinary transaction without the consent of the Interim Management Committee.

(c) To enter into a 'bleed out' or stock escrow arrangement in order to limit sales or other dispositions by officer, directors, affiliates or control persons of any party, for such term as set forth in any 'bleed out' or stock escrow arrangement.

9. Kenai and THMG agree to proceed in good faith to negotiate and settle the terms of the Definitive Agreement or before October 31, 2009 or such other date as may be mutually agreed to in writing between the parties hereto and to complete all transactions contemplated not later than April 30, 2010. Each party shall permit the other party and its counsel to review the preparation of all public disclosure documents and filings with regulatory agencies in connection with the Transaction. Each party shall promptly notify the other of its progress

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on the matters specified herein. Further, this Letter of Intent shall not constitute a legal obligation between the parties, except for paragraph 5 (a) hereof and no party hereto shall have any obligation of any kind to consummate the transaction until, and unless the Definitive Agreement is authorized, executed and delivered.

If the terms of this LOI accurately reflect your understanding of our discussions, please acknowledge by executing this letter in the appropriate space below. A facsimile signature shall be considered the same as an original signature.

Yours very truly,

KENAI RESOURCES LTD.

Per: ______________________________
Daniel Kunz, President & CEO

THE TERMS OF THIS LETTER OF INTENT are hereby approved as of the 8th day of September, 2009 by:

THUNDER MOUNTAIN GOLD, INC.

By: ______________________________
Jim Collord, President & CEO

THUNDER MOUNTAIN RESOURCES, INC.

By: ______________________________
G. Peter Parsley, President